Exhibit 23.1

              CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-90608, No. 333-33317, and No. 333-33293) of
RightCHOICE Managed Care, Inc. of our report dated February 14, 1997, which appears in this Annual Report on Form 10-K.

Price Waterhouse LLP
St. Louis, Missouri
March 20, 1998